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                                                                    EXHIBIT 99.1


CONTACT: Tom Liutkus of TravelCenters of America, Inc., 440-808-7364, or liutkus.tom@tatravelcenters.com


TRAVELCENTERS OF AMERICA, INC. ANNOUNCES PRICING INFORMATION FOR ITS TENDER OFFER FOR ITS 12 3/4% SENIOR SUBORDINATED NOTES DUE MAY 1, 2009



WESTLAKE, Ohio--June 27, 2005 --TravelCenters of America, Inc. (the "Company") announced that it has determined the price for its previously announced tender offer and consent solicitation for its outstanding 12 3/4% Senior Subordinated Notes due May 1, 2009 (the "Notes").

The total consideration for the Notes validly tendered prior to 5:00 p.m., New York City time, on June 15, 2005 (the "Consent Date"), and accepted for payment will be $1,092.68 per $1,000 principal amount of the Notes. The total consideration includes a consent payment of $30.00 per $1,000 principal amount of Notes. Notes accepted for payment that are validly tendered subsequent to the Consent Date but on or prior to 12:00 midnight, New York City time, on June 29, 2005, will receive the purchase price of $1,062.68 per $1,000 principal amount of the Notes, which is equal to the total consideration minus the consent payment of $30.00 per $1,000 principal amount of Notes. In addition to the total consideration or purchase price payable in respect of the Notes purchased in the tender offer and consent solicitation, the Company will pay accrued and unpaid interest to, but not including, the payment date.

The total consideration was determined as of 2:00 p.m., New York City time, on June 27, 2005, by reference to a fixed spread of 50 basis points above the bid side yield on the 1 5/8% (1.625%) U.S. Treasury Note due October 31, 2005.

The tender offer and consent solicitation will expire at 12:00 midnight, New York City time, on Wednesday, June 29, 2005, unless extended. The payment date for Notes validly tendered and accepted for payment is expected to be Thursday, June 30, 2005.

All other terms and conditions to the tender offer and consent solicitation are set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated June 2, 2005.

The Company may amend, extend or terminate the tender offer and consent solicitation at any time.

J.P. Morgan Securities Inc. and Lehman Brothers Inc. are the Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation. The depositary and information agent is D.F. King & Co., Inc. Questions or requests for assistance may be directed to J.P. Morgan Securities Inc. (telephone: (212) 834-3424 (collect) or (866) 834-4666 (toll free)) or to Lehman Brothers Inc. (telephone: (212) 528-7581 (collect) or (800) 438-3242 (toll free)). Requests for documentation may be directed to D.F. King & Co., Inc., the Information Agent (telephone: (212) 269-5550 (for banks and brokers only) and (800) 488-8075 (for all others toll free)).



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This press release contains statements which are forward-looking statements within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions which are subject to a number of risks and uncertainties which could cause actual results to materially differ from those anticipated.

FORWARD-LOOKING STATEMENTS AND DISCLAIMER

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer and consent solicitation is made only by the Offer to Purchase and Consent Solicitation Statement dated June 2, 2005. The tender offer and consent solicitation is not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer and consent solicitation are required to be made by a licensed broker or dealer, they shall be deemed to be made by J.P. Morgan Securities Inc. or Lehman Brothers Inc. on behalf of the Company.

ABOUT TRAVELCENTERS

TravelCenters of America (TA), headquartered in Westlake, Ohio, is the largest network of full-service travel centers and heavy truck repair facilities in North America. The Company has more than 11,500 employees at 159 locations in 40 states and Canada. With more than 30 years of experience, TravelCenters of America has established itself as a leader in serving professional drivers and motorists alike. For more information, go to: www.tatravelcenters.com.